Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-194980 of our report dated May 19, 2014, relating to the consolidated financial statements of Advanced Drainage Systems, Inc. and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 19, 2014, relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte & Touche LLP

Columbus, Ohio

June 20, 2014